UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment is being filed solely to amend Item 5.07 of the Current Report on Form 8-K, “Submission of Matters to a Vote of Security Holders,” filed by Clearwater Paper Corporation (the “Company”) on May 13, 2011 (the “Original 8-K”) to correct an inadvertent error in the identification of one of the individuals elected as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for the election of directors included in the Original 8-K inadvertently identified Michael T. Riordan, rather than William T. Weyerhaeuser, as having been elected to serve as a Class III director of the Company. The voting results from the Original 8-K are shown below, with Mr. Weyerhaeuser’s name correctly listed as the nominee. All other dates and information set forth in the Original 8-K are correct.

Proposal 1 – Election of Directors

The following individuals were elected to serve as Class III directors to hold office until the 2014 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Fredric W. Corrigan	8,736,866	476,582	36,796	1,138,259
William T. Weyerhaeuser	8,773,984	469,815	6,445	1,138,259

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary